Exhibit 10.1.1

Amendment No. 76 (NE)
SOW:	☐ No
☑ Yes
STATEMENT OF WORK NO. 76
UNDER
CONTRACTOR SERVICES AGREEMENT
FOR
NUMBER PORTABILITY ADMINISTRATION CENTER / SERVICE
MANAGEMENT SYSTEM
IMPLEMENTATION OF NANC 438
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Amendment No. 76 (NE)
SOW:	☐ No
☑ Yes
STATEMENT OF WORK NO. 76
UNDER
CONTRACTOR SERVICES AGREEMENT
FOR
NUMBER PORTABILITY ADMINISTRATION CENTER/SERVICE MANAGEMENT SYSTEM
Implementation of NANC 438
1. PARTIES
This Statement of Work No. 76 (this “Statement of Work” or “SOW”) is entered into pursuant to Article 13 and Article 30, and upon execution shall be a part of, the Contractor Services Agreements for Number Portability Administration Center/Service Management System, as amended and in effect immediately prior to the SOW Effective Date (each such agreement referred to individually as the “Master Agreement” and collectively as the “Master Agreements”), by and between NeuStar, Inc., a Delaware corporation (“Contractor”), and the North American Portability Management LLC, a Delaware limited liability company (the “Customer”), as the successor in interest to and on behalf of the Northeast Carrier Acquisition Company, LLC (the “Subscribing Customer”).
2. EFFECTIVENESS AND SUBSCRIBING CUSTOMERS
This Statement of Work shall be effective as of the last date of execution below (the “SOW Effective Date”), conditioned upon execution by Contractor and Customer on behalf of all the limited liability companies listed below for the separate United States Service Areas (the “Subscribing Customers”).
•	Mid-Atlantic Carrier Acquisition Company, LLC

•	LNP, LLC (Midwest)

•	Northeast Carrier Acquisition Company, LLC

•	Southeast Number Portability Administration Company, LLC

•	Southwest Region Portability Company, LLC

•	West Coast Portability Services, LLC

•	Western Region Telephone Number Portability, LLC
The number in the upper left-hand corner refers to this Statement of Work. Capitalized terms used herein without definition or which do not specifically reference another agreement shall have the meanings as defined in the Master Agreement.
3. CONSIDERATION RECITAL
In consideration of the terms and conditions set forth in this Statement of Work, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,
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Amendment No. 76 (NE)
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Contractor and Customer agree as set forth in this Statement of Work.
4. APPLICABLE DOCUMENTS
The following internal documents are applicable to the Additional Services contemplated under this SOW:

☑	Functional Requirements Specifications
None	Requirements Traceability Matrix
None	System Design
☑	Detailed Design
None	Integration Test Plan
None	System Test Plan
None	NPAC Software Development Process Plan
☑	User Documentation
Effective on the SOW Completion Date (defined below), the term Specifications as used in the Master Agreements shall mean the Specifications as defined therein and as modified and amended pursuant to Statements of Work under the Master Agreements through and including the Software release contemplated by this Statement of Work.
5. IMPACTS ON MASTER AGREEMENT

None	Master Agreement
☑	Exhibit B Functional Requirements Specification
☑	Exhibit C Interoperable Interface Specification
☑	Exhibit E Pricing Schedules
None	Exhibit F Project Plan and Test Schedule
None	Exhibit G Service Level Requirements
None	Exhibit H Reporting and Monitoring Requirements
None	Exhibit J User Agreement Form
None	Exhibit K External Design
None	Exhibit L Infrastructure/Hardware
None	Exhibit M Software Escrow Agreement
None	Exhibit N System Performance Plan for NPAC/SMS Services
None	Disaster Recovery
None	Back Up Plans
None	Gateway Evaluation Process (Article 32 of Master Agreement)
6. SCOPE OF ADDITIONAL SERVICES
Contractor shall perform the Additional Services set forth herein. The Additional Services under this SOW consist exclusively of the work set forth in this Article 6 (collectively, the “Software Development Work”). The Additional Services under this SOW are an Enhancement to the NPAC/SMS Software as defined in the Master Agreement.
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Amendment No. 76 (NE)
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6.1 Software Development Work
The work necessary to incorporate the Change Order(s) set forth in Section 6.2 below into the NPAC/SMS Software in accordance with the project schedule set forth in Article 8 below shall be referred to collectively as the “Software Development Work.” The Software Development Work associated with the Change Order(s) includes the following activities: requirements definition; system design; coding and unit testing; system integration testing, system and regression testing; program management; quality assurance; configuration control and documentation management, as well as application support, customer support, and system administration support.
6.2 Change Order
The NPAC/SMS Software shall incorporate and provide the functionality of the NANC change order (“Change Order”) set forth immediately below.
NANC 438 — Last Alternative SPID
The existing Alternative SPID parameter was introduced to allow Service Providers having a wholesale business relationship with subtending Service Providers, such as resellers or class 2 interconnected VoIP providers, to identify the subtending Service Provider in the SV record created for a ported or pooled number. However, since the Alternative SPID was implemented, there have been occasions where the provider having the retail relationship with the end user also must be identified. Because the subtending Service Provider having the wholesale business relationship with the network Service Provider, and the subtending Service Provider having the retail business relationship with the end user, may be different entities, there is a need to have the ability to separately identify two Alternative SPID values.
The new alternate SPID parameter will be labeled “Last Alternative SPID,” to make clear its use is to identify the Service Provider having the retail relationship with the end user, and be added to the Optional Data field of the Subscription Version. To maintain backward compatibility, the name and XML label of the original Alternative SPID parameter will remain the same.
7. OUT OF SCOPE SERVICES
This SOW contains the agreed upon terms and conditions that shall govern Contractor’s performance of the Additional Services described herein. The Additional Services provided for in this SOW shall not be interpreted, implied, or assumed to include any other service(s), including additional or changed services, not specifically described in Article 6 above. Any and all requested or required services or change orders (hereinafter “Out of Scope Services”) may be provided in accordance with Article 13 of the Master Agreement.
8. PROJECT PHASES
8.1 Phase Descriptions
Contractor shall perform the Additional Services in accordance with the schedule (the “Project
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☑ Yes
Phases”) set forth below.
Table 1 — Project Phases

Phases	Descriptions
Phase 0	Monday, January 8, 2010
Phase 1	Development and Internal Testing of Enhancement
Phase 1.1	Development of Enhancement — 3 weeks
Phase 1.2	Internal Acceptance Testing — 1 week
Phase 2	Enhancement available for Testing on Industry Test Bed — 2 weeks
Phase 3	Implementation of Enhancement — 1 week SOW Completion Date of Sunday, February 28, 2010
Phase 1 — Beginning on Monday, January 8, 2010, Contractor shall undertake all necessary development activities to implement the Enhancement. Contractor shall complete this Phase 1 no later than four (4) weeks thereafter.
Phase 2 — Upon completion of Phase 1.1, Contractor shall make the Enhancement available for optional regression testing on the industry test bed. For Users supporting the Enhancement that have not already been certified to use the Optional Data Parameter capability, the industry test bed also will be available for turn-up testing. Contractor shall maintain availability of the Industry Test Bed for these purposes for two (2) weeks.
Phase 3 — Upon completion of Phase 2, Contractor shall commence the introduction of the Enhancement in production into the Service Areas on the first maintenance window available for installation. Contractor shall introduce the Enhancement in the first Service Area on February 21, 2010 and in the next 6 Service Areas on February 28, 2010. The date on which the Enhancement is implemented in all regions shall be referred to as the “SOW Completion Date.”
8.2 Acceptance
If not accepted sooner by Customer, the Additional Services shall be deemed to have been accepted (“Acceptance”) upon the absence of written notice from Customer to Contractor identifying Critical Defects (as defined herein) in the Change Order functionality implemented hereunder as of fifteen (15) days after the SOW Completion Date. For purposes of this Section, a “Critical Defect” shall mean any functional defect in the Enhancement to be implemented by the Additional Services hereunder that prevents one or more Users from performing a create, activate, modify or delete of an Active SV. For such a defect to be considered a Critical Defect it must be reproducible and be one for which no acceptable alternative functionality can be identified.
9. APPROVAL OF LAST ALTERNATIVE SPID
As of the SOW Completion Date, the following new parameter of the Optional Data field introduced by the Change Orders shall be set forth in Footnote 5 of Exhibit E to the Master
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Amendment No. 76 (NE)
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Agreement in the list of Active SV fields, any of which if modified results in a TN Porting Event:
•	Last Alternative SPID
This Article 9 does not otherwise amend or modify Footnote 5 of Exhibit E to the Master Agreement.
10. COMPENSATION AND PAYMENT
There is no cost to the Subscribing Customer or the Users in the Subscribing Customer’s Service Area for the performance of the Additional Services set forth herein.
11. MISCELLANEOUS
11.1 Except as specifically modified and amended hereby, all the provisions of the Master Agreement and the User Agreements entered into with respect thereto, and all exhibits and schedules thereto, shall remain unaltered and in full force and effect in accordance with their terms. From and after the SOW Effective Date hereof, any reference in the Master Agreement to itself and any Article, Section or subsections thereof or to any Exhibit thereto, or in any User Agreement to itself or to the Master Agreement and applicable to any time from and after the SOW Effective Date hereof, shall be deemed to be a reference to such agreement, Article, Section, subsection or Exhibit, as modified and amended by this. From and after the SOW Effective Date, this Statement of Work shall be a part of the Master Agreement, including its Exhibits, and, as such, shall be subject to the terms and conditions therein. Each of the respective Master Agreements with respect to separate Service Areas remains an independent agreement regarding the rights and obligations of each of the Parties thereto with respect to such Service Area, and neither this Statement of Work nor any other instrument shall join or merge any Master Agreement with any other, except by the express written agreement of the Parties thereto.
11.2 If any provision of this SOW is held invalid or unenforceable the remaining provision of this SOW shall become null and void and be of no further force or effect. If by rule, regulation, order, opinion or decision of the Federal Communications Commission or any other regulatory body having jurisdiction or delegated authority with respect to the subject matter of this SOW or the Master Agreement, this SOW is required to be rescinded or is declared ineffective or void in whole or in part, whether temporarily, permanently or ab initio (an “Ineffectiveness Determination”), immediately upon such Ineffectiveness Determination and without any requirement on any party to appeal, protest or otherwise seek clarification of such Ineffectiveness Determination, this SOW shall be rescinded and of no further force or effect retroactively to the Amendment Effective Date. Consequently, the Master Agreement in effect immediately prior to the Amendment Effective Date shall continue in full force and effect in accordance with its terms, unchanged or modified in any way by this SOW. In the event of an Ineffectiveness Determination, any amounts that would have otherwise been due and payable under the terms and conditions of the Master Agreement, in effect immediately prior to the Amendment Effective
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Amendment No. 76 (NE)
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Date (including, but not limited to any adjustments necessary to retroactively re-price TN Porting Events under Exhibit E from the Amendment Effective Date through the date of the Ineffectiveness Determination, or other amounts or credits, to any party hereunder), shall be invoiced by Contractor at the earliest practical Billing Cycle in accordance with the Master Agreement and shall be due and payable in accordance with the applicable invoice therewith or shall be credited or applied for the benefit of the Customer or any Allocated Payor in accordance with the Master Agreement.
11.3 This Statement of Work may be executed in two or more counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.
11.4 If at any time hereafter a Customer, other than a Customer that is a party hereto desires to become a party hereto, such Customer may become a party hereto by executing a joinder agreeing to be bound by the terms and conditions of this Statement of Work, as modified from time to time.
11.5 This Statement of Work is the joint work product of representatives of Customer and Contractor; accordingly, in the event of ambiguities, no inferences will be drawn against either party, including the party that drafted this Statement of Work in its final form.
11.6 This Statement of Work sets forth the entire understanding between the Parties with regard to the subject matter hereof and supercedes any prior or contemporaneous agreement, discussions, negotiations or representations between the Parties, whether written or oral, with respect thereto. The modifications, amendments and price concessions made herein were negotiated together and collectively, and each is made in consideration of all of the other terms herein. All such modifications, amendments and price concessions are interrelated and are dependent on each other. No separate, additional or different consideration is contemplated with respect to the modifications, amendments and price concessions herein.
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Amendment No. 76 (NE)
SOW:	☐ No
☑ Yes
IN WITNESS WHEREOF, the undersigned have executed this Statement of Work:

CONTRACTOR: NeuStar, Inc.
By:
Its: VP — Customer Relations
Date: Nov. 23, 2009

CUSTOMER: North American Portability Management LLC, as successor in interest to and on behalf of Northeast Carrier Acquisition Company, LLC

By:
Its: NAPM LLC Co-Chair
Date: Dec. 1, 2009

By:
Its: NAPM LLC Co-Chair
Date: Dec. 3, 2009

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